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                                   EXHIBIT 2.2

                          LIST OF SCHEDULES AND EXHIBIT
                               TO MERGER AGREEMENT

SCHEDULES AND EXHIBITS FOR THE MERGER AGT.

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
Exhibit 1.04-1             Restated Certificate of Incorporation of Duck Corporation
Exhibit 1.04-2             By-Laws of The Duck Corporation
Exhibit 1.05-1             Articles of Incorporation of Applied Capital Funding, Inc.
Exhibit 1.05-2             By-Laws of Applied Capital Funding, Inc.
Exhibit 2.02               Articles of Amendment to the Articles of Incorporation of Applied
                                Capital Funding, Inc.
Exhibit 2.03               Applied Capital Funding, Inc. 1999 Incentive and Non-Qualified
                                Stock Option Plan
Schedule 2.04(a)           Debt Obligations of Parent and Merger-Sub as of Closing Date
Exhibit 2.04(b)(iii)(B)    Form of Warrant of Applied Capital Funding, Inc.
Exhibit 2.06(a)            Applied Capital Funding, Inc. Lock-Up Agreement
Exhibit 2.07               Consulting Agreement
Schedule 3.01(b)(iv)       Outstanding Obligations of Duck to Redeem and Repurchase Stock
Schedule 3.01(d)(ii)       List of Consents Requires by Duck
Schedule 3.01(f)           Duck Technology and Intellectual Property Rights
Schedule 3.01(h)           Material Changes Affecting Duck
Schedule 3.01(m)           Broker's Fees Owed by Duck
Schedule 3.01(o)           Tax Matters unresolved by Duck Prior to the Merger
Exhibit 3.02(a)-1          Certificate of Incorporation of Applied Capital Acquisition Corp.
Exhibit 3.02(a)-2          By-Laws of Applied Capital Acquisition Corp.
Schedule 3.02(d)(ii)       Third Party Consents of Parent and Merger-Sub
Schedule 3.02(f)           Material Changes Affecting Parent and Merger-Sub
Schedule 3.02(h)           Legal Proceedings Affecting Parent and Merger-Sub
Schedule 3.02(p)           Facilities and Assets of Parent and Merger-Sub
Schedule 3.02(q)           Broker Fees Owed by Parent and Merger-Sub
Schedule 3.02(r)           Affiliate Transactions of Parent and Merger-Sub
Schedule 3.02(s)           Unresolved Tax Matters of Parent and Merger-Sub
Exhibit 5.02(e)            Camhy Karlinsky & Stein LLP Legal Opinion
Exhibit 5.03(e)            Preston Gates & Ellis LLP Legal Opinion

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